Thinking Tools, Inc.
One Lower Ragsdale Drive, I-250
Monterey, CA  93940

Barington Capital Group, L.P.
888 Seventh Avenue
New York, NY  10019

Dear Sir/Madam:

         In order to satisfy the letter agreement dated July 23, 1996 (the "Letter Agreement") between Thinking Tools, Inc. (the "Company") and Barington Capital Group, L.P. (the "Underwriter"), and to induce the Underwriter to enter into the Underwriting Agreement (the "Underwriting Agreement") to be entered into in connection with a public offering (the "Public Offering") of the Company's Common Stock (as hereinafter defined), the undersigned agrees that from the date hereof and continuing for a period (the "Lock-Up Period") of twelve (12) months from the date of closing of the Public Offering, I will not, without the Underwriter's prior written consent, or except as set forth below, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), or other securities of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any employee stock options (each such transaction, a "Sale"). The foregoing restrictions shall not apply to sales of Common Stock commencing six months after the Offering is completed in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial offering price for a period of 20 consecutive trading days ending within 5 days of the date of such sale, and such sale is completed at a price in excess of 200% of the initial offering price. In addition, I hereby waive any registration rights to which I would be entitled during the Lock-Up Period.


         The provisions of this agreement shall be binding upon the undersigned and the assigns, heirs, and personal representatives of the undersigned and shall be for the benefit of the Company and the Underwriter.

                                                     Very truly yours,

Thinking Tools, Inc.
One Lower Ragsdale Drive, I-250
Monterey, CA  93940

Barington Capital Group, L.P.
888 Seventh Avenue
New York, NY  10019

Dear Sir/Madam:

                  In order to satisfy the letter agreement dated July 23, 1996 (the "Letter Agreement") between Thinking Tools, Inc. (the "Company") and Barington Capital Group, L.P. (the "Underwriter"), and to induce the Underwriter to enter into the Underwriting Agreement (the "Underwriting Agreement") to be entered into in connection with a public offering (the "Public Offering") of the Company's Common Stock (as hereinafter defined), the undersigned agrees that from the date hereof and continuing for a period (the "Lock-Up Period") of twelve (12) months from the date of closing of the Public Offering, I will not, without the Underwriter's prior written consent, or except as set forth below, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), or other securities of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any employee stock options (each such transaction, a "Sale"). The foregoing restrictions shall not apply to sales of Common Stock commencing six months after the Offering is completed in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial offering price for a period of 20 consecutive trading days ending within 5 days of the date of such sale, and such sale is completed at a price in excess of 200% of the initial offering price. In addition, I hereby waive any registration rights to which I would be entitled during the Lock-Up Period.

                  I further agree that if the Underwriter satisfies its obligations in accordance with the terms of the Underwriting Agreement or the Underwriter is prepared to offer the securities of the Company substantially on the terms set forth in the Letter Agreement or in the Underwriting Agreement, the Underwriter shall have an irrevocable preferential right for a period of three years from the later of July 23, 1996 or the date the Public Offering is completed, to purchase for its account or to sell for my account, any securities of the Company or any subsidiary or successor to the Company which I may seek to sell (other than sales of small amounts of securities by me (which shall include sales of less than 5% of my shares) through brokers in open market transactions), whether pursuant to registration under the Securities Act of 1933, as amended (the "Act"), or otherwise. I will consult with the Underwriter with regard to any such offering and will offer the Underwriter the opportunity to purchase or sell any such securities on terms not more favorable to me than I can secure elsewhere. If the Underwriter fails to accept such offer within 20 business days with respect to an underwritten offering (5 business days with respect to any other proposed sale) after the mailing of a notice containing such offer by registered mail addressed to the Underwriter, then the Underwriter shall have no further claim or right with respect to the proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Underwriter's failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

                  The provisions of this agreement shall be binding upon the undersigned and the assigns, heirs, and personal representatives of the undersigned and shall be for the benefit of the Company and the Underwriter.

                                                     Very truly yours,

Thinking Tools, Inc.
One Lower Ragsdale Drive, I-250
Monterey, CA  93940

Barington Capital Group, L.P.
888 Seventh Avenue
New York, NY  10019

Dear Sir/Madam:

                  In order to satisfy the letter agreement dated July 23, 1996 (the "Letter Agreement") between Thinking Tools, Inc. (the "Company") and Barington Capital Group, L.P. (the "Underwriter"), and to induce the Underwriter to enter into the Underwriting Agreement (the "Underwriting Agreement") to be entered into in connection with a public offering (the "Public Offering") of the Company's Common Stock (as hereinafter defined), the undersigned agrees that from the date hereof and continuing for a period (the "Lock-Up Period") of twenty-four (24) months from the date of closing of the Public Offering, I will not, without the Underwriter's prior written consent, or except as set forth below, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), or other securities of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any employee stock options (each such transaction, a "Sale"). The foregoing restrictions shall not apply to sales of Common Stock commencing six months after the Offering is completed in the event that the last sales price for the Common Stock on its principal exchange has been at least 200% of the initial offering price for a period of 20 consecutive trading days ending within 5 days of the date of such sale, and such sale is completed at a price in excess of 200% of the initial offering price. In addition, I hereby waive any registration rights to which I would be entitled during the Lock-Up Period.

                  I further agree that if the Underwriter satisfies its obligations in accordance with the terms of the Underwriting Agreement or the Underwriter is prepared to offer the securities of the Company substantially on the terms set forth in the Letter Agreement or in the Underwriting Agreement, the Underwriter shall have an irrevocable preferential right for a period of three years from the later of July 23, 1996 or the date the Public Offering is completed, to purchase for its account or to sell for my account, any securities of the Company or any subsidiary or successor to the Company which I may seek to sell (other than sales of small amounts of securities by me (which shall include sales of less than 5% of my shares) through brokers in open market transactions), whether pursuant to registration under the Securities Act of 1933, as amended (the "Act"), or otherwise. I will consult with the Underwriter with regard to any such offering and will offer the Underwriter the opportunity to purchase or sell any such securities on terms not more favorable to me than I can secure elsewhere. If the Underwriter fails to accept such offer within 20 business days with respect to an underwritten offering (5 business days with respect to any other proposed sale) after the mailing of a notice containing such offer by registered mail addressed to the Underwriter, then the Underwriter shall have no further claim or right with respect to the proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Underwriter's failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

                  The provisions of this agreement shall be binding upon the undersigned and the assigns, heirs, and personal representatives of the undersigned and shall be for the benefit of the Company and the Underwriter.

                                                     Very truly yours,



                                      - 2 -